CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report, dated November 6, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-39090, 33-62966, 33-52319, 33-57683, 333-21503, 333-62319, 333-84409 and 333-67760.

                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
December 20, 2001